UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  July 31, 2016

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2016, Plantronics, Inc. (the “Company”) announced that Ken Kannappan, the President and Chief Executive Officer (“CEO”) of the Company will retire from his role as President and CEO effective October 1, 2016 and that Joseph Burton, currently serving as the Company’s Executive Vice President and Chief Commercial Officer, will succeed Mr. Kannappan, effective as of October 2, 2016 (the “Transition Date”). Mr. Burton is also expected to be appointed to the Board of Directors prior to the Transition. To ensure an orderly transition, following his retirement, Mr. Kannappan is expected to serve as Executive Vice Chairman and as a consultant to the Company.

Mr. Burton’s biographical information and business experience is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016.

There is no arrangement or understanding between Mr. Burton and any other persons pursuant to which Mr. Burton was selected as an officer. There are no family relationships between Mr. Burton and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Burton that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the planned Chief Executive Officer transition is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Kannappan Employment Agreement and Consulting Agreement

In connection with Mr. Kannappan’s transition, on July 31, 2016, the Company and Mr. Kannappan entered into a new employment agreement (the “Kannappan Employment Agreement”) that will become effective on the Transition Date. The Second Amended and Restated Employment Agreement entered into between the Company and Mr. Kannappan as of November 17, 2009 (as amended), included as an exhibit to the Company’s Form 10-K filed on June 1, 2010, will remain in full force until the Transition Date.

Employment Period. During the period commencing on the Transition Date and ending September 30, 2017 (unless sooner terminated in accordance with the terms of the Kannappan Employment Agreement and the period of time Mr. Kannappan is employed under the terms of the Kannappan Employment Agreement, the “Employment Period”), Mr. Kannappan will serve as the Company’s Executive Vice Chairman on a part-time basis, but generally devoting 50% of the time to the performance of his duties as he did while he was the CEO. Upon completion of the Employment Period, Mr. Kannappan will cease to be an employee of the Company, and he will then commence providing services pursuant to a consulting agreement (the “Consulting Agreement”) for a period of eighteen (18) months commencing October 1, 2017 (the period of time Mr. Kannappan provides services to the Company pursuant to the terms of the Consulting Agreement, the “Consulting Period”).

Salary and Bonus. During the Employment Period, Mr. Kannappan will receive an annual base salary of $362,500. For fiscal year 2017, Mr. Kannappan’s annual incentive bonus program previously approved by the Board’s Compensation Committee for fiscal year 2017 will continue and the calculation of any fiscal 2017 annual bonus amount will be based on Mr. Kannappan’s salary in effect immediately before the Transition Date. For fiscal year 2018, Mr. Kannappan will be eligible to receive an annual bonus with a target award equal to 110% of his base salary as in effect during the Employment Period. The actual amount (if any) paid to Mr. Kannappan for his fiscal year 2018 bonus will be prorated based on the number of days Mr. Kannappan is employed in fiscal year 2018 through September 30, 2017.

As a consultant, Mr. Kannappan will receive $1,000 per month during the Consulting Period.

Severance Benefits. If, (i) prior to September 30, 2017 (A) the Company terminates Mr. Kannappan’s employment with the Company without Cause (as defined in the Kannappan Employment Agreement), (B) Mr. Kannappan resigns for any reason, or (C) Mr. Kannappan’s employment with the Company terminates as a result of his death or Disability (as defined in the Kannappan Employment Agreement), or (ii) Mr. Kannappan remains employed with the Company through September 30, 2017 (on which day, Mr. Kannappan’s employment will terminate and he will enter into the Consulting Agreement with the Company), and provided that Mr. Kannappan signs and does not revoke a release of claims with the Company, then subject to Mr. Kannappan’s continued compliance with the terms of the Kannappan Employment Agreement, he will receive the following: (1) continued cash compensation payments equal to 150% of the average annual cash compensation (base salary and incentive bonus) calculated in accordance with the Kannappan Employment Agreement payable over twenty-four (24) months (the “Severance Payment Period”), and (2) continued provision of “Company Benefits” (as defined in the Kannappan Employment Agreement) during the Severance Payment Period.

If Mr. Kannappan’s employment terminates as the result of an “Involuntary Termination” (as defined in the Kannappan Employment Agreement) or terminates as result of his death or Disability, and provided that Mr. Kannappan signs and does not revoke a release of claims with the Company, then he will receive the following: (1) a lump sum payment equal to the base salary Mr. Kannappan would have received had he remained employed through September 30, 2017, (2) continued eligibility to earn a prorated portion of his annual incentive bonus determined by multiplying (x) the fiscal year 2017 bonus amount (if the termination occurs in fiscal year 2017) or the fiscal year 2018 bonus amount (if the termination occurs in fiscal year 2018) based on the achievement of the established performance goals, by (y) a fraction, the numerator of which is the number of days that have passed since the commencement of the 2017 fiscal year (if the termination occurs in fiscal year 2017) through the termination date or the number of days that have passed since the commencement of the 2018 fiscal year (if the termination occurs in fiscal year 2018) through the termination date and a denominator of 365, payable at the same time bonuses are paid to other senior executives of the Company, and (3) Mr. Kannappan’s equity awards that would otherwise have vested through March 31, 2019 had he remained an employee of the Company will vest and become exercisable and all of Mr. Kannappan’s outstanding stock options will remain exercisable through no later than March 31, 2020.

Further, in the event of a “Change of Control” (as defined in the Kannappan Employment Agreement) of the Company that occurs during the Employment Period, 100% of Mr. Kannappan’s equity awards will vest.

During the Consulting Period, if Mr. Kannappan’s service as a consultant is terminated by the Company without Cause (as defined in the Consulting Agreement), and provided that Mr. Kannappan signs and does not revoke a release of claims with the Company, then Mr. Kannappan will receive (i) a lump-sum cash payment equal to the amount of remaining payments that would have been paid under the Consulting Agreement had Mr. Kannappan continued to provide services to the Company through March 31, 2019, and (ii) Mr. Kannappan’s equity awards that would otherwise have vested through March 31, 2019 had he remained a consultant will vest and become exercisable. Additionally, all of Mr. Kannappan’s outstanding stock options will remain exercisable through no later than March 31, 2020 unless they would have expired before March 31, 2020.

The foregoing description of the Kannappan Employment Agreement is qualified in its entirety by reference to the full text of the Kannappan Employment Agreement, which is filed herewith as Exhibit 10.1.

Burton Employment Agreement

In connection with the appointment of Mr. Burton as President and CEO, on July 30, 2016, the Company and Mr. Burton entered into an employment agreement on July 31, 2016 (the “Burton Employment Agreement”) that will become effective on the Transition Date. The Burton Employment Agreement will supersede any prior agreement relating to Mr. Burton’s employment with the Company, including any Change of Control Severance Agreement as then in effect.

Employment Period. As of the Transition Date, Mr. Burton will serve as the Company’s President and CEO and will be appointed to serve as a member of the Board as of the same date. The Burton Employment Agreement has a three (3) year term beginning on the Transition Date. On the third anniversary of the Transition Date, the Burton Employment Agreement will renew automatically for additional one (1) year terms, unless either party provides the other with written notice of non-renewal at least sixty (60) days prior to the date of automatic renewal.

Salary, Bonus and Benefits. Commencing on the Transition Date, Mr. Burton will receive an annual salary of $550,000 with an annual target bonus of 100% of his base salary. Mr. Burton will be entitled to participate in executive benefit plans and programs of the Company, if any, on the same terms and conditions as other senior executives of the Company.

Equity. At the first meeting of the Board’s Compensation Committee following the Transition Date, the Company will grant Mr. Burton either restricted stock (RSA’s) or restricted stock units (“RSUs”) or a combination thereof and a stock option (the “Option”) to purchase shares of the Company’s common stock with a combined value of approximately $800,000 (together, the “Additional Equity Grant”) in the same RSA or RSU and stock option mix as the combination of awards previously granted to Mr. Burton in fiscal year 2017 in his current role with the Company unless such ratio cannot be matched because of maximum grant limits under the Plantronics, Inc. 2003 Stock Plan. Subject to the acceleration provisions contained in the Burton Employment Agreement, and subject to Mr. Burton’s continued employment with the Company through the applicable vesting date, the RSA’s or RSUs subject to the Additional Equity Grant will vest in three (3) equal annual installments and the Option will vest as to 1/3 of the shares vesting on the first anniversary of the Option’s grant date and the remaining shares vesting in equal monthly installments thereafter.

Severance Benefits. If the Company terminates Mr. Burton’s employment other than for Cause (as defined in the Burton Employment Agreement), death or Disability (as defined in the Burton Employment Agreement), or if Mr. Burton resigns for Good Reason (as defined in the Burton Employment Agreement) (such termination, a “Qualifying Termination”), and the Qualifying Termination does not occur in the twenty-four (24) month period following a Change of Control (as defined in the Burton Employment Agreement), then subject to Mr. Burton signing and not revoking a release of claims with the Company and subject to Mr. Burton’s continued compliance with the terms of the Burton Employment Agreement, Mr. Burton will receive the following from the Company:

•	Continuing payments of severance pay at a rate equal to Mr. Burton’s then-current base salary for a period of twelve (12) months;

•
A lump sum payment equal to Mr. Burton’s annual incentive bonus that Mr. Burton has earned but has not yet been paid (disregarding the requirement that Mr. Burton be employed by the Company on the date of payment to earn any portion of or all of his annual incentive bonus); and

•
If Mr. Burton elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Burton for the COBRA premiums for such coverage until the earlier of (A) twelve (12) months, (B) the date upon which Mr. Burton and/or his eligible dependents are covered under similar plans or (C) the date upon which Mr. Burton ceases to be eligible for coverage under COBRA.

In the event of a Qualifying Termination that occurs in connection with a change of control or the twenty-four (24) month period following a Change of Control, then subject to Mr. Burton signing and not revoking a release of claims with the Company and subject to Mr. Burton’s continued compliance with the terms of the Burton Employment Agreement, Mr. Burton will receive the following from the Company:

•
A lump sum severance payment equal to (A) 200% of Mr. Burton’s base salary, with such base salary amount calculated based on his then-current base salary (or if higher, as of immediately prior to the Change of Control), plus (B) 200% of the higher of (1) Mr. Burton’s target bonus as in effect for the fiscal year in which the Change of Control occurs or (2) Mr. Burton’s target bonus as in effect for the fiscal year in which the Qualifying Termination occurs, plus (C) a lump sum payment equal to that prorata portion or all of Mr. Burton’s annual incentive bonus that Mr. Burton has earned but has not yet been paid (disregarding the requirement that Mr. Burton must have been employed by the Company on the date of payment to earn any portion of or all of his annual incentive bonus);

•
If Mr. Burton elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse Mr. Burton for the COBRA premiums for such coverage until the earlier of (A) eighteen (18) months, (B) the date upon which Mr. Burton and/or his eligible dependents are covered under similar plans or (C) the date upon which Mr. Burton ceases to be eligible for coverage under COBRA; and

•	100% of Mr. Burton’s then unvested equity awards will become vested in full and in the case of stock options and stock appreciation rights, will become exercisable.

Excise Tax. In the event that the severance and other benefits payable to Mr. Burton constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Burton’s severance benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Burton on an after-tax basis of the greatest amount of benefits.

The foregoing description of the Burton Employment Agreement is qualified in its entirety by reference to the full text of the Burton Employment Agreement, which is filed herewith as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Employment Agreement between Plantronics, Inc. and S. Kenneth Kannappan, dates as of July 31, 2016.
10.2	Employment Agreement between Plantronics, Inc. and Joseph Burton, dates as of July 31, 2016.
99.1	Press release issued by Plantronics, Inc. on August 2, 2016, entitled "Plantronics CEO Ken Kannappan to Retire Board Names Joe Burton President and Chief Executive Officer"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 2, 2016	PLANTRONICS, INC.

	By:	/s/ Richard R. Pickard
	Name:	Richard R. Pickard
	Title:	Vice President, Legal, General Counsel and Secretary